==============================================================================

                 Morgan Stanley Residential Mortgage Platform
                  Information is current as of June 1, 2006

------------------------------------------------------------------------------




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

---------------------------
Morgan Stanley Residential
Mortgage Platform


==============================================================================
Important Notice
Information is current as of June 1, 2006
------------------------------------------------------------------------------


IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.



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

---------------------------
Morgan Stanley Residential
Mortgage Platform

==============================================================================
MSM MBS Program

Table of Contents
------------------------------------------------------------------------------

Section 1 Overview of Mortgage Business
------------------------------------------------------------------------------
Section 2 Conduit Process
------------------------------------------------------------------------------
Section 3 Bulk Seller Process
------------------------------------------------------------------------------
Section 4 Property Valuation
------------------------------------------------------------------------------
Section 5 Servicer Oversight
------------------------------------------------------------------------------
Section 6 MSM MBS Program
------------------------------------------------------------------------------

Morgan Stanley [LOGO]

--------------------------
Morgan Stanley Residential
Mortgage Platform


==============================================================================
Section 1
Overview of Mortgage Business
------------------------------------------------------------------------------


Morgan Stanley [LOGO]

---------------------------
Morgan Stanley Residential
Mortgage Platform

o The Residential Mortgage whole loan origination / acquisition business is divided primarily into four channels

   (1) Bulk
   (2) Conduit Mini-Bulk
   (3) Conduit Flow
   (4) Retail Originations ("MSCC")

o  Morgan Stanley purchased over $40Bn of mortgage loans in 2005

==============================================================================
Overview of Mortgage Business
Morgan Stanley Mortgage Franchise
Production Channels
------------------------------------------------------------------------------

Morgan Stanley's Mortgage Franchise Spans the Globe and Reaches Through to Every Aspect of the Business


                                                    Residential Mortgages

----------------------   ----------------------   -------------------------  ----------------------  ---------------------

MBS                      Bulk and Mini-Bulk       Global Conduit             Retail Originations     Warehouse Lending

- Agency CMO             - Prime/Alt-A            - Prime/Alt-A              - Prime/Alt-A           - Large Originators

- Nonagency CMO          - Subprime                                                                  - Correspondents

- Sub-Prime HEL/ABS      - Scratch & Dent

- Scratch & Dent

----------------------   ----------------------   -------------------------  ----------------------  ---------------------


------------------------------------------------------------------------------------------------------------------------------------
                         Bulk                       Conduit Mini-Bulk           Conduit Flow                 Retail Originations
------------------------------------------------------------------------------------------------------------------------------------
Description:             o  $50MM+Packages          o  Packages less than       o  Individual Loan Basis    o  Individual
                                                       $50MM                                                   Loan Basis
------------------------------------------------------------------------------------------------------------------------------------
Eligible Mortgage        o  Prime                   o  Prime                    o  Prime                    o  Super-Prime
Products:                o  Alt-A                   o  Alt-A                    o  Alt-A                    o  Prime
                         o  Closed End 2nds         o  Closed End 2nds          o  Closed End               o  HELOC
                         o  Sub-Prime               o  Scratch & Dent              2nds                     o  Closed End 2nds
                         o  Scratch & Dent
------------------------------------------------------------------------------------------------------------------------------------
Seller Profile:          o  Large National          o  Avg. Net Worth =         o  Avg. Net                 o  MS Broker
                            Banks                      $10MM                       Worth: = $3MM               Customer
                         o  Mortgage                                                                           Relationships
                            Originators
------------------------------------------------------------------------------------------------------------------------------------
Underwriting Guidelines: o  Seller                  o  Mix of Morgan            o  Morgan Stanley           o  Morgan Stanley Credit
                                                       Stanley                                                 Corporation
                                                       and Seller
------------------------------------------------------------------------------------------------------------------------------------
Due Diligence:           o  Mix of Seller           o  Mix of Seller            o  Morgan Stanley           o  Images or
                            and Morgan Stanley         and Morgan Stanley          Fulfillment                 Operations Center
                            Fulfillment Center         Fulfillment Center          Center
------------------------------------------------------------------------------------------------------------------------------------
Reps and Warranties:     o  Seller / Morgan         o  Seller / Morgan          o  Morgan Stanley           o   Morgan Stanley
                            Stanley                    Stanley
------------------------------------------------------------------------------------------------------------------------------------
Servicing:               o  Released /              o  Released / Retained      o  Released                 o   MSCC Retained (Sioux
                            Retained                                                                            Falls, SD)
------------------------------------------------------------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material

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

---------------------------
Morgan Stanley Residential
Mortgage Platform


==============================================================================
Section 2
Conduit Process
------------------------------------------------------------------------------





Morgan Stanley [LOGO]

---------------------------
Morgan Stanley Residential
Mortgage Platform



o  Total Sellers Approved: Over 350

o Initial and annual review process typically includes, but may not be limited to:

   -  Financial and management review

   -  MARI/MIDEX database check

   -  State licensing

   -  D&B check

   -  OFAC screening

   -  References

   - Quality Control ("QC") plan and audit are reviewed by Seller Approval team to ensure MSMCI standards

   -  Errors and Omissions and Fidelity Bond Insurance


==============================================================================
Conduit Process
Seller Eligibility Guidelines
------------------------------------------------------------------------------

o The key criteria is listed below, however, Morgan Stanley makes exceptions on a case by case basis

   - Sellers with tangible net worth of less than $1MM require senior management approval

   -  Established annual volume requirement of $25MM

   - Minimum of 2 years experience in originating loans for sale as a correspondent

   - Legally licensed to originate and conduct business in all related jurisdictions

   -  E&O and Fidelity Bond insurance requirements

   - Approved by one of the following entities: FNMA, FHLMC, HUD, VA, or regulated by OCC, OTS or FDIC

Overview of our current Seller Authority Levels:

------------------------------------------------------------------------------
                      Net Worth
                      Eligibility         May Deliver Mortgage Loans up to a
 Option Type          Requirements        Maximum Principal Balance
------------------------------------------------------------------------------
 Tier 1                <$1,000,000         Loan amount to $650,000
------------------------------------------------------------------------------
 Tier 2                $1MM to $2MM        Loan amount to $650,000
------------------------------------------------------------------------------
 Tier 3                $2MM to $5MM        Loan amount to $1MM
------------------------------------------------------------------------------
 Tier 4                >$5MM               Loan amount to $2MM
------------------------------------------------------------------------------

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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

---------------------------
Morgan Stanley Residential
Mortgage Platform

o  Morgan Stanley has over 75 professionals to run the conduit

   - In addition, third party vendors are responsible for certain aspects of the conduit fulfillment process

==============================================================================
Conduit Process
Conduit Flow & Mini-Bulk Process (Life of a Loan)
------------------------------------------------------------------------------


                 ----------------------------------------      -------------------------------------------
                 Flow                                          Mini-Bulk
                 ----------------------------------------      -------------------------------------------
Stage 1          Sourcing of Product                           Sourcing of Pools
                 ----------------------------------------      -------------------------------------------
Stage 2          Rate Sheet / Morgan Stanley Website           Competitive Bid on Pools
                 ----------------------------------------      -------------------------------------------
Stage 3          Register & Lock                               Bid Accepted
                 ----------------------------------------      -------------------------------------------
Stage 4          File Received at Loan Fulfillment Center      Files Received at Loan Fulfillment Center
                 ----------------------------------------      -------------------------------------------
Stage 5          Loan Fulfillment                              Loan Fulfillment
                 o  Repricing                                  o  Repricing
                 o  Compliance, data validation, valuation     o  Compliance, data validation, valuation
                    and credit reunderwrite                       and credit reunderwrite
                 o Fund loan                                    o Fund loan
                 o QC sample and post-funding QC                o QC sample and post-funding QC
                 o Ship credit files to interim servicer        o Ship to interim servicer
                 o Custody files sent to custodian              o Custody files sent to custodian
                 ----------------------------------------      -------------------------------------------
Stage 6          Whole Loan Inventory/Securitization           Whole Loan Inventory/Securitization
                 o  Sale of servicing rights                   o  Sale of servicing rights
                 ----------------------------------------      -------------------------------------------


This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Morgan Stanley [LOGO]

---------------------------
Morgan Stanley Residential
Mortgage Platform


o  100% of all loans delivered to MS are reviewed to screen for fraud

o  Examples of fraud software include:

   -  DISSCO

   -  HistoryPRO


==============================================================================
Conduit Process
Fraud Screens
------------------------------------------------------------------------------


o  The tools utilized in the process cover the following areas:

   -  Borrower identity verification

   -  Employment verification

   -  Address verification

   -  Compliance with Patriot Act/OFAC

   -  Automated Valuation Models (AVM)



This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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

---------------------------
Morgan Stanley Residential
Mortgage Platform


o The valuation process is a fluid one and generally consists of the flow illustrated to the right

   -  100% AVM review through third party vendor in Conduit process


==============================================================================
Conduit Process
Valuation Process
Conduit
------------------------------------------------------------------------------


/ / Vendor Service

/ / Morgan Stanley


                              (Loan Pool)
                                   |
                            [Borrower Fraud].................[AVM]
                            [Detection Tool]
                                   |
                           [Appraisal Fraud].................[AVM]
                            [Detection Tool]
                                   |
                           [Credit Appraisal]
                             [File Review]
                                   |
                             /MS Triggers/
                                   |
                             /Internal MS/
                          /Managerial Review/
                                   |
  /    IN/    /                    |                           /  OUT   /
 /Final Value/   <-------[Desktop and/or Field]-------------->/         /
                         [       Review       ]





This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Morgan Stanley [LOGO]

---------------------------
Morgan Stanley Residential
Mortgage Platform


==============================================================================
Conduit Process
Approved Mortgage Loan Products
------------------------------------------------------------------------------


                                 Product Types

        40/30 Fixed/ARM                               10/6 LIBOR

           30 Yr Fixed                                 3/1 ARM

           20 Yr Fixed                                 5/1 ARM

            15 Yr Fixed                                7/1 ARM

            10 Yr Fixed                               10/1 ARM

             1 Mo LIBOR                               2/28 ARM

             6 Mo LIBOR                               3/27 ARM

              3/6 LIBOR                               5/25 ARM

              5/6 LIBOR                             Interest Only

              7/6 LIBOR                             Second Liens


This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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

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o  A combination of random and adverse sampled

   -  Sample selected on daily basis 1 day after funding

   -  QC completed generally between 2-3 business days after funding


==============================================================================
Conduit Process
Quality Control Process and Procedures
------------------------------------------------------------------------------


o Post-funding QC review is performed on a minimum of 10% of all loans purchased

o Industry leading, cutting-edge tools are used throughout the acquisition process

o Current Quality Control department consists of six people with over 75 years of combined experience

o Feedback from Quality Control efforts is constantly incorporated into overall acquisition process and monitoring of seller performance




This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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

---------------------------
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Mortgage Platform



o  Generally annual and periodic reviews of the Vendor compliance software

o  Morgan Stanley does not purchase the following:
   -  HIL
   -  Section 32 loans
   -  GA loans (10/02-3/03)
   -  NJ Covered loans (11/03-7/04)


==============================================================================
Conduit Process
Compliance
------------------------------------------------------------------------------


o  Review Sellers' compliance policies

o Approved sellers should have committed resources toward maintaining strong compliance programs:

   -  Retain outside counsel and dedicated internal legal resources

   -  Secure legal opinions to ensure conformance with best lending practices

   -  Employ full-time senior compliance officers

   - Origination platform with automated state specific criteria programmed to gauge points and fees vs. maximum allowed by state predatory lending regulations

   - Systems and retained outsource vendors devoted to ensuring uniform state specific disclosures are provided to borrowers

   -  Closely monitor right of rescission procedures


This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Morgan Stanley [LOGO]

---------------------------
Morgan Stanley Residential
Mortgage Platform


==============================================================================
Section 3
Bulk Seller Process
------------------------------------------------------------------------------



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

---------------------------
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o  Morgan Stanley performs credit and appraisal review on a sample of the mortgage loans purchased through the bulk process


==============================================================================
Bulk Seller Process
Review Process
Bulk Prime/Alt-A
------------------------------------------------------------------------------


Credit Review Process

o Based on the client's historical performance, a sample is reviewed by a third party due diligence provider, overseen by a Morgan Stanley-designated due diligence manager

o Verification of information including but not limited to: debt to income ratio, borrower and co-borrower credit score, documentation type, and loan purpose

o Underwritten in accordance with the seller's guidelines and is acceptable to Morgan Stanley

Appraisal Review Process

o  Identify high risk loans for initial broker price opinion (BPO) order

o Risk criteria considered in initial BPO order includes: high loan balances, specific zip code and geographical concerns, and adverse loan characteristics such as property type and loan-to-value ratio

o 3rd party borrower fraud analysis and AVM analysis performed on the remaining loans

   - Additional BPOs are then ordered based on the results.

o  Certified appraiser on the Morgan Stanley valuation team review BPOs


This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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

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Mortgage Platform


o  Extensive review of the seller's compliance policies and procedures


==============================================================================
Bulk Seller Process
Review Process (cont'd)
Bulk Prime/Alt-A
------------------------------------------------------------------------------


Compliance Review Process

o Dedicated Morgan Stanley officer to coordinate originator and servicing compliance

   - On-site review of originator policies and procedures related to compliance with federal, state and municipal high cost lending laws

   - Retain outside counsel to interpret high cost legislation, inform of changes or proposed changes in laws, and assist in policy formulation

   - Representations and warranties precluding Section 32 loans, no single premium credit life insurance policies, compliance with all applicable federal, state, and local laws, and prohibiting prepayment penalty terms greater than 5 years

   - Representations and warranties that no pending or threatened litigation exists

   - Third party due diligence providers to test on a sample for: (i) conformance with all applicable federal, state, and local laws, (ii) affordability, and (iii) evidence that the loan benefits the borrower


This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Morgan Stanley [LOGO]

---------------------------
Morgan Stanley Residential
Mortgage Platform




==============================================================================
Section 4
Property Valuation
------------------------------------------------------------------------------




Morgan Stanley [LOGO]

---------------------------
Morgan Stanley Residential
Mortgage Platform




==============================================================================
Property Valuation
Procedures and Scope
Valuation - Criteria for Automatic Escalation to MS Managerial Review
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Bulk Seller
------------------------------------------------------------------------------

o  BPO or AVM variance

o  High loan balances

o  High appraised values

o  All high risk geographical reviews

o  Vendor appraisal file review discrepancies

o  Adverse loan characteristics such as property type and loan-to-value ratio


------------------------------------------------------------------------------



------------------------------------------------------------------------------
Conduit
------------------------------------------------------------------------------

o  3rd party appraisal fraud tool score exceeds Morgan Stanley threshold

o  3rd party borrower fraud tool score exceeds Morgan Stanley threshold

o  Excessive AVM variance based on 3rd party vendor AVM models

o  High loan balances

o  High appraised values

o  All high risk geographical reviews

o  Vendor appraisal file review discrepancies

o Desk and/or field reviews are utilized when support of value cannot be determined from all available vendor data


------------------------------------------------------------------------------



This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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

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o  The valuation process is a fluid one and generally consists of the flow illustrated to the right


==============================================================================
Property Valuation
Valuation Process
Bulk Seller
------------------------------------------------------------------------------


/ / Vendor Service

/ / Morgan Stanley



                              (Loan Pool)
                                   |            (Identify as high risk loan)
                        [High Risk Loan Filter]
                                   |
                           [Appraisal Fraud].................[AVM]
                            [Detection Tool]
                                   |
                             /MS Triggers/
                                   |
                                 [BPO]
                                   |
  /    IN/    /            / Internal MS /                  /  OUT   /
 /Final Value/<----------/Managerial Review/-------------->/         /


This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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


---------------------------
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==============================================================================
Section 5
Servicer Oversight
------------------------------------------------------------------------------



Morgan Stanley [LOGO]

---------------------------
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Mortgage Platform


o  Current Servicer oversight team consists of 11 professionals with over


==============================================================================
Servicer Oversight
Servicer Oversight
Information is current as of June 1, 2006
------------------------------------------------------------------------------


-----------------------  ---------------------------------------------------------------------

   Servicing             Coordinate Servicer Fulfillment Requirements to Facilitate Servicing
   Transaction           Transfers, Repurchases, Asset Sales and Other Transactions
   Management

-----------------------  ---------------------------------------------------------------------

-----------------------  ---------------------------------------------------------------------

  Servicer Audits        Evaluate Servicer Performance, Internal Controls and Compliance with
                         Morgan Stanley Guidelines Through Periodic Operational Audits

-----------------------  ---------------------------------------------------------------------

-----------------------  ---------------------------------------------------------------------

 Mortgage Analytics      Develop and Maintain Databases to Enable Reporting and Support
                         Key Processes, Produce Reports & Provide Analysis to support
                         Originations and Servicing Functions

-----------------------  ---------------------------------------------------------------------



This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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


---------------------------
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==============================================================================
Servicer Oversight
Portfolio Risk Management
Information is current as of June 1, 2006
------------------------------------------------------------------------------


o Morgan Stanley monitors the performance of its servicers through tools like our internal monthly surveillance reports by Servicer, Seller, or transaction which include:

   -  Performance Metrics

   -  Loan Level Review

   -  Reviews of accuracy and reporting of Servicers and Trustees reports


This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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


---------------------------
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==============================================================================
Section 6
MSM MBS Program
------------------------------------------------------------------------------




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


---------------------------
Morgan Stanley Residential
Mortgage Platform

o  As of June 30, 2006, $20.422Bn of MSM MBS have been issued
   -  Fixed Rate: $5.303Bn securities from 10 deals
   -  Hybrid Arm: $14.516Bn securities from 18 deals
   -  Second Liens: $0.603Bn securities from 2 deals



==============================================================================
MSM MBS Program
MSM Securitization Issuance
Jan 2004-Jun 2006
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Program History
------------------------------------------------------------------------------
Volume Per Year:

o  2004: $7.427 Bn from 11 deals

o  2005: $7.811 Bn from 11 deals

o  2006 YTD: $5.184 Bn from 8 deals

-------------------------------------------------------------------------------------------------------------------------------
                                                Fixed Rate Deals            Hybrid Arms - AR Deals     Second Liens - SL Deals
-------------------------------------------------------------------------------------------------------------------------------
                                                                   Senior Sub Shifting Interest
Capital Structure:                                                        or Senior Sub                   Senior Sub
                                                                     Overcollateralization /        Overcollateralization /
        Prime / Alt-A             Senior Sub Shifting Interest        Excess Spread / SWAP              Excess Spread
------------------------------------------------------------------------------------------------------------------------------
Capital Structure:                        Senior Sub                       Senior Sub                     Senior Sub
                                    Overcollateralization /          Overcollateralization /        Overcollateralization /
        Alt-B                            Excess Spread                 Excess Spread / SWAP              Excess Spread
-------------------------------------------------------------------------------------------------------------------------------
                                                                             30 Year
                                                                              40/30
                                        15, 20, 30 Year                  Interest Only                      15 Year
                                             40/30                   1 Month & 6 Month LIBOR                 30/15
Collateral Composition                   Interest Only              2/28, 3/1, 5/1, 7/1, 10/1              Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------


This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                                                                            13

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---------------------------
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==============================================================================
Important Notice
Information is current as of June 1, 2006
------------------------------------------------------------------------------


o This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

o This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

o The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other prior communication relating to the securities referred to in this material.

o This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.

o Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

o The securities/instruments discussed in this material may not be suitable for all investors. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

o Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication 'Characteristics and Risks of Standardized Options,' which is available from your account representative.

o The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

o Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

o In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. The trademarks and service marks contained herein are the property of their respective owners.

o This material may not be sold or redistributed without the prior written consent of Morgan Stanley.


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